UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 22, 2013

OXiGENE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-21990	13-3679168
(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 22, 2013, the board of directors (the “Board”) of OXiGENE, Inc. (the “Company”) increased the size of the Board by one (1), from five (5) to six (6) members, and approved the election of Frederick W. Driscoll to fill the newly created directorship, effective January 1, 2014. Mr. Driscoll was also named Chairman of the Board and appointed to the Board’s Audit Committee. Mr. Driscoll’s election to the Board was not due to any arrangement or understanding with any other person. Mr. Driscoll previously served as the Company’s President and Chief Executive Officer from June 2002 to June 2006.

As a non-employee member of the Board, Mr. Driscoll will be compensated for his service on the Board in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy, adopted by the Company on September 20, 2011, as described under the heading “Director Compensation” in the Definitive Proxy Statement filed by the Company with the Commission on June 13, 2013, and which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated November 27, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: November 27, 2013	/s/ Dr. Peter J. Langecker
	By:	Dr. Peter J. Langecker
	Its:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 27, 2013